UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: January 31, 2012

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Axion Power International, Inc. (the “Company”) has entered into definitive agreements (a copy of the form of which is attached hereto as Exhibit 99.1) to sell no more than 28,571,429 shares of common stock, par value $0.0001 per share (the “Shares”), at a price per share of $0.35 for gross proceeds up to $10,000,000 (the “Offering”), before deducting placement agents’ fees and estimated offering expenses.

The Shares are being offered directly by Axion pursuant to an effective shelf registration statement previously filed with, and declared effective by the Securities and Exchange Commission on July 14, 2011. The Company anticipates that the net proceeds from the Offering will be used for working capital, capital expenditures and general corporate purposes. The closing of this offering is expected to occur on or about February 3, 2012, subject to the satisfaction of customary closing conditions.

In connection therewith, the Company has entered into a Placement Agency Agreement (a copy of which is attached hereto as Exhibit 99.2) with Philadelphia Brokerage Corporation and Emerging Growth Equities, Ltd., as placement agents (the “Placement Agents”) for the Offering. The Placement Agency Agreement provides for compensation to the Placement Agents of a cash fee of seven percent (7.0%) of the gross proceeds received by the Company in the issuance of Shares placed by such Placement Agent in the Offering, and for the issuance to the Placement Agents of the number of shares of Common Stock equal to three percent (3.0%) of the gross proceeds received by the Company in the issuance of Shares placed by the Placement Agents in the Offering, with such shares of Common Stock valued at the price at which the Shares are sold in the Offering. The Placement Agents have agreed that the shares of Common Stock issued pursuant to the equity portion of such fee shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Shares by any person for a period of 180 days immediately following the date of the Offering except as permitted by FINRA Rule 5110(g).

When available, copies of the prospectus supplement and the accompanying base prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov.

ITEM 9.01 EXHIBITS

Exhibit Name	Description
5.1	Opinion of Jolie Kahn, Esq.
23.1	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)
99.1	Subscription Agreement
99.2	Placement Agency Agreement, dated January 31, 2012
99.3	Press Release dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 1, 2012

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer